Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-224380, Registration Statement No. 333-219710, Registration Statement No. 333-173337, Registration Statement No. 333-150239, and Registration Statement No. 333-232439 on Form S-3 of our report dated February 27, 2017, relating to the consolidated financial statements of Genesis Energy, L.P. and subsidiaries (the “Partnership”) for the year ended December 31, 2016, appearing in this Current Report on Form 8-K of the Partnership.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
December 19, 2019